KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
          R E P O R T  O F  I N D E P E N D E N T  P U B L I C
          A C C O U N T A N T S


          To the Stockholders and the Board of Directors of Kaiser Aluminum
          Corporation:

          We have audited the accompanying consolidated balance sheets of Kaiser Aluminum Corporation (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related statements of consolidated income (loss) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                  ARTHUR ANDERSEN LLP





          Houston, Texas
          February 28, 1999




          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
          C O N S O L I D A T E D  B A L A N C E  S H E E T S


                                                                               December 31,
                                                                      ------------------------------
          (In millions of dollars, except share amounts)                        1998            1997
          ------------------------------------------------------------------------------------------
          ASSETS
          Current assets:
               Cash and cash equivalents                              $        98.3   $        15.8
               Receivables:
                    Trade, less allowance for doubtful receivables
                         of $6.2 in 1998 and $5.8 in 1997                     170.1           232.9
                    Other                                                     112.6           107.3
               Inventories                                                    543.5           568.3
               Prepaid expenses and other current assets                      105.5           121.3
                                                                      --------------  --------------

                    Total current assets                                    1,030.0         1,045.6

          Investments in and advances to unconsolidated affiliates            128.3           148.6
          Property, plant, and equipment - net                              1,108.7         1,171.8
          Deferred income taxes                                               377.9           330.6
          Other assets                                                        346.0           317.3
                                                                      --------------  --------------
                    Total                                             $     2,990.9   $     3,013.9
                                                                      ==============  ==============

          LIABILITIES AND STOCKHOLDERS' EQUITY
          Current liabilities:
               Accounts payable                                       $       173.3   $       176.2
               Accrued interest                                                37.3            37.6
               Accrued salaries, wages, and related expenses                   73.8            97.9
               Accrued postretirement medical benefit obligation -
                    current portion                                            48.2            45.3
               Other accrued liabilities                                      148.3           145.6
               Payable to affiliates                                           77.1            82.7
               Long-term debt - current portion                                  .4             8.8
                                                                      --------------  --------------

                    Total current liabilities                                 558.4           594.1

          Long-term liabilities                                               532.9           491.9
          Accrued postretirement medical benefit obligation                   694.3           720.3
          Long-term debt                                                      962.6           962.9
          Minority interests                                                  123.5           127.7
          Commitments and contingencies
          Stockholders' equity:
               Common stock, par value $.01, authorized 100,000,000
                    shares; issued and outstanding, 79,153,543 and
                    78,980,881 in 1998 and 1997                                  .8              .8
               Additional capital                                             535.4           533.8
               Accumulated deficit                                           (417.0)         (417.6)
                                                                      --------------  --------------

                    Total stockholders' equity                                119.2           117.0
                                                                      --------------  --------------


                    Total                                             $     2,990.9   $     3,013.9
                                                                      ==============  ==============










           The accompanying notes to consolidated financial statements are an integral part of these statements.


          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
          S T A T E M E N T S  O F  C O N S O L I D A T E D  I N C O M E
          ( L O S S )



                                                                                  Year Ended December 31,
                                                                      ----------------------------------------------
          (In millions of dollars, except share amounts)                        1998            1997            1996
          ----------------------------------------------------------------------------------------------------------
          Net sales                                                   $     2,256.4   $     2,373.2   $     2,190.5
                                                                      --------------  --------------  --------------

          Costs and expenses:
               Cost of products sold                                        1,906.2         1,951.2         1,857.5
               Depreciation and amortization                                   99.1           102.5           107.6
               Selling, administrative, research and development,
                    and general                                               115.5           131.8           127.6
               Impairment of Micromill(TM) assets/restructuring of
                    operations                                                 45.0            19.7            -
                                                                      --------------  --------------  --------------
                    Total costs and expenses                                2,165.8         2,205.2         2,092.7
                                                                      --------------  --------------  --------------

          Operating income                                                     90.6           168.0            97.8

          Other income (expense):
               Interest expense                                              (110.0)         (110.7)          (93.4)
               Other - net                                                      3.5             3.0            (2.7)
                                                                      --------------  --------------  --------------

          Income (loss) before income taxes and minority interests            (15.9)           60.3             1.7

          Benefit (provision) for income taxes                                 16.4            (8.8)            9.3

          Minority interests                                                     .1            (3.5)           (2.8)
                                                                      --------------  --------------  --------------

          Net income                                                             .6            48.0             8.2

          Dividends on preferred stock                                         -               (5.5)           (8.4)
                                                                      --------------  --------------  --------------

          Net income (loss) available to common shareholders          $          .6   $        42.5   $         (.2)
                                                                      ==============  ==============  ==============

          Earnings per share:
               Basic                                                  $         .01   $         .57   $         .00
                                                                      ==============  ==============  ==============

               Diluted                                                $         .01   $         .57   $         .00
                                                                      ==============  ==============  ==============

          Weighted average shares outstanding (000):
               Basic                                                         79,115          74,221          71,644
                                                                      ==============  ==============  =============

               Diluted                                                       79,156          74,382          71,644
                                                                      ==============  ==============  ==============






           The accompanying notes to consolidated financial statements are an integral part of these statements.

          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
          S T A T E M E N T S  O F  C O N S O L I D A T E D  C A S H  F L O W S



                                                                                            Year Ended December 31,
                                                                                ----------------------------------------------
          (In millions of dollars)                                                        1998            1997            1996
          --------------------------------------------------------------------------------------------------------------------
          Cash flows from operating activities:
               Net income                                                       $          .6   $        48.0   $         8.2
               Adjustments to reconcile net income to net cash provided by operating activities:
                         Depreciation and amortization (including deferred
                              financing costs)                                          103.0           108.6           113.2
                         Impairment of Micromill assets/restructuring of
                              operations                                                 45.0            19.7            -
                         Non-cash benefit for income taxes                               (8.3)          (12.5)           -
                         Equity in (income) loss of unconsolidated affiliates,
                              net of distributions                                         .1             7.8             3.0
                         Minority interests                                               (.1)            3.5             2.8
                         Decrease (increase) in receivables                              61.5           (92.1)           51.8
                         Decrease (increase) in inventories                              24.8            (9.3)          (36.5)
                         Decrease (increase) in prepaid expenses and other
                              assets                                                      2.5             7.8           (39.5)
                         (Decrease) increase in accounts payable and accrued
                              interest                                                   (3.2)          (11.5)            8.8
                         Decrease in payable to affiliates and accrued
                              liabilities                                               (41.6)          (19.6)          (62.9)
                         Decrease in accrued and deferred income taxes                  (26.2)          (17.4)          (36.5)
                         Other                                                           12.6            12.0             9.5
                                                                                --------------  --------------  --------------

                              Net cash provided by operating activities                 170.7            45.0            21.9
                                                                                --------------  --------------  --------------

          Cash flows from investing activities:
               Additions to property, plant, and equipment                              (77.6)         (128.5)         (161.5)
               Other                                                                      3.2            19.9            17.2
                                                                                --------------  --------------  --------------

                              Net cash used for investing activities                    (74.4)         (108.6)         (144.3)
                                                                                --------------  --------------  --------------

          Cash flows from financing activities:
               Repayments under revolving credit facility, net                           -               -              (13.1)
               Borrowings of long-term debt                                              -               19.0           225.9
               Repayments of long-term debt                                              (8.9)           (8.8)           (9.0)
               Incurrence of financing costs                                              (.6)            (.9)           (6.2)
               Dividends paid                                                            -               (4.2)          (10.5)
               Capital stock issued                                                        .1              .4            -
               Decrease (increase) in restricted cash, net                                4.3            (5.3)           -
               Redemption of minority interests' preference stock                        (8.7)           (2.1)           (5.3)
                                                                                --------------  --------------  --------------

                              Net cash (used for) provided by financing
                                   activities                                           (13.8)           (1.9)          181.8
                                                                                --------------  --------------  --------------

          Net increase (decrease) in Cash and cash equivalents during the year           82.5           (65.5)           59.4
          Cash and cash equivalents at beginning of year                                 15.8            81.3            21.9
                                                                                --------------  --------------  --------------
          Cash and cash equivalents at end of year                              $        98.3   $        15.8   $        81.3
                                                                                ==============  ==============  ==============

          Supplemental disclosure of cash flow information:
               Interest paid, net of capitalized interest                       $       106.3   $       102.7   $        84.2
               Income taxes paid                                                         16.8            24.4            22.7
               Tax allocation payments to MAXXAM Inc.                                    -               11.8             1.1



           The accompanying notes to consolidated financial statements are an integral part of these statements.